Gladstone Commercial Corporation Reports Results for the Second Quarter Ended June 30, 2011

-- Reported funds from operations ("FFO") for the three and six months ended June 30, 2011 of $3.8 million and $7.6 million, an increase of 12.8% and 12.7% over the same periods in 2010, respectively.

-- Acquired two properties for an aggregate investment of $26.5 million.

-- Assumed $11.6 million of fixed-rate long term debt in connection with the acquisition of one property.

-- Extended the term of one lease for three years and re-leased a previously vacant building.

-- Issued common stock for net proceeds of approximately $22.7 million.

MCLEAN, Va., Aug. 2, 2011 /PRNewswire/ -- Gladstone Commercial Corporation (NASDAQ: GOOD) (the "Company") today reported financial results for its second quarter ended June 30, 2011. A description of FFO, a relative non–GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

(Logo: http://photos.prnewswire.com/prnh/20101005/GLADSTONECOMMERCIAL )

FFO for 3 months: FFO for the three months ended June 30, 2011 was approximately $3.8 million, or $0.39 per share, which is a 12.8% increase compared to the same period one year ago. The increase in FFO for the quarter was primarily a result of an increase in operating revenues derived from the three properties acquired subsequent to June 30, 2010, coupled with reduced interest expense, general and administrative expense and a lower net incentive fee. The net incentive fee decreased due to the fact that there were more common shares outstanding during the quarter.

FFO for 6 months: FFO for the six months ended June 30, 2011 was approximately $7.6 million, or $0.80 per share, which is a 12.7% increase, compared to the same period one year ago. The increase in FFO was primarily a result of an out-of-period adjustment recorded during the three months ended March 31, 2011 for $250,000, which related to due diligence costs that were inadvertently expensed related to the Company's acquisition during the quarter ended December 31, 2010, which should have been capitalized into the cost of the property. These expenses were costs borne by the seller of the property that were inadvertently expensed by us. In addition, there was a decrease in total operating expenses, primarily as a result of the decrease in the net incentive fee. The net incentive fee decreased due to the $250,000 out-of-period adjustment, coupled with the fact that there were more common shares outstanding during the period.

Net Income: Net income to common stockholders for the three and six months ended June 30, 2011 was approximately $331,000 and $772,000, or $0.04 and $0.08 per share, respectively, compared to net loss to common stockholders of approximately $17,000, or $0.00 per share, for the three months ended June 30, 2010 and net income available to common stockholders of approximately $46,000, or $0.01 per share, for the six months ended June 30, 2010. A reconciliation of FFO to net income for the three and six months ended June 30, 2011, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
	(Dollars in Thousands, Except Per Share Data)		(Dollars in Thousands, Except Per Share Data)

Net income	$ 1,370	$ 1,006	$ 2,850	$ 2,093
Less: Distributions attributable to preferred and senior common stock	(1,039)	(1,023)	(2,078)	(2,047)
Net income (loss) available to common stockholders	331	(17)	772	46

Add: Real estate depreciation and amortization	3,475	3,390	6,845	6,712
FFO available to common stockholders	$ 3,806	$ 3,373	$ 7,617	$ 6,758

Weighted average shares outstanding - basic	9,782	8,545	9,522	8,552
Weighted average shares outstanding - diluted	9,834	8,545	9,573	8,553

Basic net income per weighted average share of common stock	$ 0.04	$ 0.00	$ 0.08	$ 0.01
Diluted net income per weighted average share of common stock	$ 0.04	$ 0.00	$ 0.08	$ 0.01

Basic FFO per weighted average share of common stock	$ 0.39	$ 0.39	$ 0.80	$ 0.79
Diluted FFO per weighted average share of common stock	$ 0.39	$ 0.39	$ 0.80	$ 0.79

Distributions declared per share of common stock	$ 0.375	$ 0.375	$ 0.750	$ 0.750

Percentage of FFO paid per share of common stock	95%	95%	94%	95%

Comments from the President and Chief Investment Officer, Chip Stelljes: "During the quarter, we focused on raising additional capital and expanding our portfolio. We acquired two properties with strong tenants and our existing pipeline is robust. We are optimistic about our future and continue to see signs of improvement in both the equity and debt capital markets. We remain pleased with the overall performance of our portfolio. We look forward to an active second half of the year."

Asset Characteristics: The Company currently owns 67 properties totaling approximately 6.9 million square feet for a total net investment of approximately $404.0 million. Currently, 65 of the Company's properties, or approximately 98.7% of the portfolio's total square footage, are fully leased and the tenants at these properties are current and paying in accordance with the terms of their leases.

Mortgage Maturities: The Company has $45.2 million of balloon principal payments due on one of its long-term mortgages in September 2011; however, the mortgage has two remaining annual extension options through 2013, which the Company currently intends and has the ability to exercise. The Company has no other balloon principal payments due on any of its mortgages until 2013.

Lease Expirations: The Company was able to re-lease its previously vacant building located in South Hadley, Massachusetts for a period of six months, which expires in November 2011. The Company has no other leases that expire in 2011; however, it has two other buildings that remain vacant. Rental income from these two tenants was 2.4% of the Company's total annualized rental income when occupied. The Company is actively working to re-tenant all three of these properties.

Highlights for the Quarter:

  Properties Acquired: Purchased two fully-occupied properties comprised of approximately 138,421 square feet for an aggregate purchase price of approximately $26.5 million;
  Debt Assumed: Assumed $11.5 million of mortgage debt in connection with acquisition of a property;
  Lease Extended: Extended the terms on one lease for an additional period of three years;
  New Lease Executed: Re-leased previously vacant building located in South Hadley, Massachusetts for a period of six months, with a three-month extension option;
  Common Stock Issued: Issued 1,374,000 shares of common stock through an underwritten public offering resulting in net proceeds of approximately $22.7 million, after deducting underwriting discounts and other offering expenses; and
  Distributions: Paid monthly distributions for the quarter totaling $0.375 per share on the common stock, $0.484 per share on the Series A Preferred Stock, $0.469 per share on the Series B Preferred Stock, and $0.263 per share on the Senior Common Stock.

Activity Subsequent to the end of the Quarter:

  Distributions: Declared monthly cash distributions of $0.125 per share on the common stock, $0.1614583 per share on the Series A Preferred Stock, $0.15625 per share on the Series B Preferred Stock, and $0.0875 per share on the Senior Common Stock, for each of the months of July, August and September 2011.

Conference Call: The Company will hold a conference call on Wednesday, August 3, 2011 at 8:30 a.m. ET to discuss its earnings results. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available one hour after the call and will be accessible through September 2, 2011. To hear the replay, please dial (877) 344-7529 and use conference number 10001385.

The live audio broadcast of Gladstone Commercial's quarterly conference call will be available online at www.GladstoneCommercial.com. The event will be archived and available for replay on the Company's website through October 3, 2011.

Who we are: Gladstone Commercial Corporation is a publicly-traded real estate investment trust that focuses on investing in and owning triple-net leased industrial and commercial real estate properties and selectively making long-term mortgage loans. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measure – FFO: The National Association of Real Estate Investment Trusts ("NAREIT") developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company's performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating the Company's financial performance and as a supplemental measure to compare the Company to other REITs; however, comparisons of the Company's FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company's Quarterly Report on Form 10-Q (the "Form 10-Q") for the quarter ended June 30, 2011, as filed with the Securities and Exchange Commission (the "SEC") today.

Warning: The financial statements attached below are without footnotes so readers should obtain and carefully review the Form 10-Q, including the footnotes to the financial statements contained therein. The Company filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC's website at www.sec.gov or the Company's website at www.GladstoneCommercial.com.

The statements in this press release regarding the Company's ability, plans or prospects to re-tenant its unoccupied properties, extend the respective maturity dates of its long-term mortgages, grow its portfolio and FFO, renegotiate leases, and raise additional capital are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company's current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, its ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants, the impact of competition on the Company's efforts to renew existing leases or re-lease space and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by the Company's forward-looking statements are disclosed under the caption "Risk factors" of the Company's Form 10-K for the fiscal year ended December 31, 2010, as filed with the SEC on March 8, 2011, and under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the SEC. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Gladstone Commercial Corporation Consolidated Balance Sheets (Dollars in Thousands, Except Share and Per Share Amounts) (Unaudited)
	June 30, 2011	December 31, 2010

ASSETS
Real estate, at cost	$ 419,720	$ 401,017
Less: accumulated depreciation	48,537	43,659
Total real estate, net	371,183	357,358
	-
Lease intangibles, net	32,804	26,747
Cash and cash equivalents	2,315	7,062
Restricted cash	2,358	2,288
Funds held in escrow	3,305	2,621
Deferred rent receivable	11,905	10,373
Deferred financing costs, net	3,096	3,326
Other assets	1,050	834

TOTAL ASSETS	$ 428,016	$ 410,609

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$ 267,124	$ 259,595
Borrowings under line of credit	8,200	27,000
Deferred rent liability	3,042	2,276
Asset retirement obligation liability	3,140	3,063
Accounts payable and accrued expenses	1,873	2,683
Due to Adviser	1,091	965
Other liabilities	3,686	3,652

Total Liabilities	288,156	299,234

STOCKHOLDERS’ EQUITY
Redeemable preferred stock, $0.001 par value; $25 liquidation preference; 2,300,000 shares authorized and 2,150,000 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	2	2
Senior common stock, $0.001 par value; 7,500,000 shares authorized and 59,057 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	-	-
Common stock, $0.001 par value, 40,200,000 shares authorized and 10,771,379 and 8,724,613 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	11	9
Additional paid in capital	208,664	174,261
Notes receivable - employees	(431)	(963)
Distributions in excess of accumulated earnings	(68,386)	(61,934)

Total Stockholders’ Equity	139,860	111,375

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$ 428,016	$ 410,609

Gladstone Commercial Corporation Consolidated Statements of Operations (Dollars in Thousands, Except Per Share Data) (Unaudited)
	For the three months ended June 30,		For the six months ended June 30,
	2011	2010	2011	2010
Operating revenues
Rental income	$ 10,729	$ 10,410	$ 21,164	$ 20,824
Interest income from mortgage note receivable	-	189	-	377
Tenant recovery revenue	87	82	170	165
Total operating revenues	10,816	10,681	21,334	21,366

Operating expenses
Depreciation and amortization	3,475	3,390	6,845	6,712
Property operating expenses	202	230	499	474
Due diligence expense	131	-	(8)	22
Base management fee	435	296	787	609
Incentive fee	840	829	1,672	1,675
Administration fee	260	219	516	451
General and administrative	357	442	812	823
Total operating expenses before credits from Adviser	5,700	5,406	11,123	10,766

Credit to incentive fee	(445)	(56)	(931)	(56)
Total operating expenses	5,255	5,350	10,192	10,710

Other income (expense)
Interest income - employee loans	9	43	19	86
Other income	1	5	45	8
Interest expense	(4,201)	(4,373)	(8,356)	(8,657)
Total other expense	(4,191)	(4,325)	(8,292)	(8,563)

Net income	1,370	1,006	2,850	2,093

Distributions attributable to preferred stock	(1,024)	(1,023)	(2,047)	(2,047)
Distributions attributable to senior common stock	(15)	-	(31)	-

Net income (loss) available to common stockholders	$ 331	$ (17)	$ 772	$ 46

Earnings per weighted average share of common stock
Basic	$ 0.04	$ 0.00	$ 0.08	$ 0.01
Diluted	$ 0.04	$ 0.00	$ 0.08	$ 0.01

Weighted average shares of common stock outstanding
Basic	9,782	8,545	9,522	8,552
Diluted	9,834	8,545	9,573	8,553

Earnings per weighted average share of senior common stock	$ 0.26	$ 0.26	$ 0.52	$ 0.52
Weighted average shares of senior common stock outstanding - basic	59	1	59	1

Gladstone Commercial Corporation Consolidated Statements of Cash Flows (Dollars in Thousands) (Unaudited)
	For the six months ended June 30,
	2011	2010

Cash flows from operating activities:
Net income	$ 2,850	$ 2,093
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	6,845	6,712
Amortization of deferred financing costs	456	544
Amortization of deferred rent asset and liability, net	(335)	(348)
Amortization of discount on assumed debt	62	-
Asset retirement obligation expense	77	75
Increase in other assets	(215)	(963)
Increase in deferred rent liability	1,255	-
Increase in deferred rent receivable	(715)	(849)
Decrease in accounts payable, accrued expenses, and amount due Adviser	(684)	(478)
(Decrease) increase in other liabilities	(36)	279
Net cash provided by operating activities	9,560	7,065

Cash flows from investing activities:
Real estate investments	(15,778)	(575)
Leasing commissions paid	-	(7)
Receipts from lenders for reserves held in escrow	1,143	1,016
Payments to lenders for reserves held in escrow	(1,827)	(873)
Receipts from tenants for reserves	1,082	1,037
Payments to tenants from reserves	(962)	(948)
(Increase) decrease in restricted cash	(69)	338
Deposits refunded	-	250
Net cash (used in) provided by investing activities	(16,411)	238

Cash flows from financing activities:
Proceeds from issuance of equity	36,603	30
Offering costs	(2,198)	(5)
Principal repayments on mortgage notes payable	(4,454)	(1,308)
Principal repayments on employee notes receivable	532	44
Borrowings from line of credit	27,374	13,400
Repayments on line of credit	(46,174)	(10,300)
Decrease in security deposits	(51)	(427)
Payments for deferred financing costs	(226)	(61)
Distributions paid for common, senior common and preferred	(9,302)	(8,460)
Net cash provided by (used in) financing activities	2,104	(7,087)

Net (decrease) increase in cash and cash equivalents	(4,747)	216

Cash and cash equivalents, beginning of period	7,062	3,096

Cash and cash equivalents, end of period	$ 2,315	$ 3,312

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Fixed rate debt assumed in connection with acquisitions	$ 11,921	$ -

Forfeiture of common stock in satisfaction of employee note receivable	$ -	$ 244

CONTACT: Gladstone Commercial Corporation, +1-703-287-5893